POLYMET MINING CORP.
444 CEDAR STREET
SUITE 2060
ST. PAUL, MN 55101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 p.m. Eastern Time on October 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLM2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 12:00 p.m. Eastern Time on October 30, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23899-S73084 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

POLYMET MINING CORP.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. **The resolution to be included is as follows** To consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the "Circular"), to approve an arrangement pursuant to Part 9, Division 5 of the *Business Corporations Act* (British Columbia) involving the Company and Glencore AG, the whole as described in the Circular.	☐	☐	☐

If you wish to appoint someone other than the Chairman of the Meeting, you must check the box here and write in their name on the reverse side of this card. Please do not check the box unless you want to exercise this voting option. ☐

Authorized Signature(s) – This section must be completed for your instruction to be executed.
I/We authorized you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the meeting. **If no voting instructions are indicated above, this proxy will be voted as recommended by Management. On such other business as may properly come before the meeting or any adjournment or postponement thereof, I/We authorize you to vote as you see fit.**

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
Annual Report and Information Circular/Proxy Statement are available at www.proxyvote.com.

V23900-S73084

POLYMET MINING CORP.
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
NOVEMBER 1, 2023 9:00 AM PACIFIC TIME
THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT

Appointment of Proxyholder

I/We, being holder(s) of PolyMet Mining Corp. hereby appoint(s):
Jonathan Cherry, or failing him, Dr. David Dreisinger

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the Shareholder in accordance with the direction on the reverse side (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Shareholders of PolyMet Mining Corp. to be held at Farris LLP, 25th Floor, 700 W Georgia Street, Vancouver, BC, Canada V7Y 1B3, and virtually at www.virtualshareholdermeeting.com/PLM2023SM, and at any adjournment or postponement thereof.

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy:

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder. However, if such direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 12:00 PM (Eastern Time) on October 30, 2023.